EXHIBIT 10AH






                           HAEMONETICS CORPORATION
                           -----------------------

                        1992 LONG-TERM INCENTIVE PLAN
                        -----------------------------

                    NON-QUALIFIED STOCK OPTION AGREEMENT
                    ------------------------------------

                                    WITH
                                    ----

                                    Name
                                    ----


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                           HAEMONETICS CORPORATION
                    NON-QUALIFIED STOCK OPTION AGREEMENT
                     UNDER 1992 LONG-TERM INCENTIVE PLAN
                     -----------------------------------


      AGREEMENT entered into this Date day of Month, 2000 by and between Haemonetics Corporation, a Massachusetts corporation with a principal place of business in Braintree, Massachusetts, (the "Company"), and the undersigned employee of the Company (or one of its subsidiaries) (the Company and its subsidiaries herein together referred to as the "Company") (the "Employee").

      1. The Company desires to grant the Employee a non-qualified stock option under the Company's 1992 Long-Term Incentive Plan (the "Plan") to acquire shares of the Company's common stock, $ .01 par value per share (the "Common Stock").

      2. Section 4 of the Plan provides that each option is to be evidenced by an option agreement, setting forth the terms and conditions of the option.

      ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:

      1. Grant of Option. The Company hereby irrevocably grants to the Employee a non-qualified stock option (the "Option") to purchase all or any part of an aggregate of X,000 shares of Common Stock (the "Shares") on the terms and conditions hereinafter set forth. This option shall not be treated as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

      2. Purchase Price. The purchase price ("Purchase Price") for the Shares covered by the Option shall be $XX.XXXX per Share.

      3.  Time of Exercise of Option; Exercisability.

            (a) The Option shall not be exercisable prior to Month Day, Year. Thereafter, the Option shall be exercisable as follows:

                                Percentage of
                                Shares Becoming     Cumulative
                                Available for       Percentage
            On or After         Exercise            Available
            -----------         ---------------     ----------

            Month Day, Year           25%               25%
            Month Day, Year           25%               50%
            Month Day, Year           25%               75%
            Month Day, Year           25%              100%


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            (b)  This option shall be exercisable to the full amount of the shares covered hereby in the event that (i) the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation (ii) the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation, or (iii) a Change of Control occurs before this option has been exercised in full. For purposes hereof a "Change in Control" shall be deemed to have occurred if any persons, who prior to such time owned less than thirty-five percent (35%) of the then outstanding Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own thirty-five percent (35%) or more of the Company's Common Stock outstanding.

      4.  Term of Options; Exercisability.

            (a)  Term.

                  (1) Each Option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

                  (2) Except as otherwise provided in this Section 4, if the Employee ceases to be an employee of the Company, the Option granted to the Employee hereunder shall terminate three months after the date such Employee ceases to be an employee of the Company, or on the date on which the Option expires by its terms, whichever occurs first.

                  (3) If such termination of employment is because of dismissal for cause or because the Employee is in breach of any employment agreement, such Option will terminate on the date the Employee ceases to be an employee of the Company.

                  (4) If such termination of employment is because the Employee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such Option shall terminate one year from the date such Employee ceases to be an employee, or on the date on which the Option expires by its terms, whichever occurs first.

                  (5) If such termination of employment is because the Employee has retired in good standing for reasons of age under then established rules of the Company, such Option shall terminate two years from the date such Employee ceases to be an employee, or on the date on which the Option expires by its terms, whichever occurs first.

                  (6) In the event of the death of the Employee while in the employ of the Company, the Option granted to such Employee shall terminate one year following such death, or on the date on which the Option expires by its terms, whichever occurs first.


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            (b)  Exercisability.

                  If the Employee ceases to be an employee of the Company,
            the Option granted to the Employee hereunder shall be exercisable only to the extent that the right to purchase Shares under such Option has accrued and is in effect on the date such Employee ceases to be an employee of the Company.

      5.  Manner of Exercise of Option.

            (a) To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full or in part by giving written notice to the Company stating the number of Shares exercised and accompanied by payment in full for such Shares. Payment may be either wholly in cash or, with the consent of the Committee, in whole or in part in Shares of the common stock of the Company already owned by the person exercising the Option, valued at fair market value. Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made, as promptly as practicable, at the principal office of the Company to the person exercising the Option.

            (b) The Company shall at all times during the term of the Option reserve and keep available such number of Shares of its common stock as will be sufficient to satisfy the requirements of the Option. The Employee shall not have any of the rights of a stockholder of the Company in respect of the Shares until one or more certificates for such Shares shall be delivered to him or her upon the due exercise of the Option.

      6. Non-Transferability. The right of the Employee to exercise the Option shall not be assignable or transferable by the Employee otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and the Option may be exercised during the lifetime of the Employee only by him or her. The Option shall be null and void and without effect upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

      7.  Representation Letter and Investment Legend.

            (a) In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933 (the "1933 Act"), upon any date on which the Option is exercised in whole or in part, the person exercising the Option shall give a written representation to the Company in a form satisfactory to the Company and the Company shall place an "investment legend," so-called upon any certificate for the Shares issued by reason of such exercise.

            (b) The Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purposes of covering the issue of Shares.


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      8.  Adjustments on Changes in Capitalization.  Adjustments on Changes
in Capitalization and the like shall be made in accordance with Section 6 of the Plan, as in effect on the date of this Agreement.

      9. No Special Employment Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Employee for the period within which this Option may be exercised. However, during the period of the Employee's employment, the Employee shall render diligently and faithfully the services which are assigned to the Employee from time to time by the Board of Directors or by the executive officers of the Company and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the Company.

      10. Rights as a Shareholder. The Employee shall have no rights as a shareholder with respect to any Shares which may be purchased by exercise of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Employee. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

      11. Withholding Taxes. Whenever Shares are to be issued upon exercise of this Option, the Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereto affixed by its officer thereunto duly authorized, and the Employee has hereunto set his or her hand and seal, all as of the day and year first above written.

                                       HAEMONETICS CORPORATION


                                       By:____________________________
                                          Title:  President

                                       EMPLOYEE


                                       Name:__________________________

                                       Address:_______________________

                                               _______________________



                                       Social Security
                                       No:____________________________


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